EIGHTH RULE 24 CERTIFICATE
                                       SEC FILE NO. 70-7367  EXHIBIT "B"



                       UTILITY CONSTRUCTORS, INC.
                            INCOME STATEMENT
                              (Unaudited)


                                       TWELVE MONTHS ENDED SEPT. 1995

  CONTRACT REVENUES
           Pipeline                               $6,211,321
           Service Rig                               123,125
           Other                                   1,108,047
                                                  ----------

  TOTAL REVENUES                                   7,442,493
                                                  ----------

  COST OF CONTRACT REVENUES                        6,663,497
                                                  ----------

  GROSS PROFIT  (LOSS)                               778,996
                                                  ----------
  OPERATING EXPENSES
           General & Administrative Expense        1,587,846
           Depreciation Expense                      674,548
           Property & Other Taxes                    129,818
           Other                                     137,255
                                                  ----------

                                                   2,529,467
                                                  ----------

  OPERATING INCOME (LOSS)                         (1,750,471)
                                                  ----------
  OTHER INCOME
           Interest - Intercompany                    28,851
           Interest - Other                          428,619
           Miscellaneous                           2,589,163
                                                  ----------

                                                   3,046,633
                                                  ----------

  INTEREST EXPENSE - Other                             3,805
                   - Intercompany                    236,883
                                                  ----------

  NET INCOME (LOSS) BEFORE INCOME TAXES            1,055,474
                                                  ----------
  INCOME TAXES
           Federal                                   257,104
           State                                      96,442
           Deferred - Federal                       (546,775)
           Deferred - State                         (194,668)
                                                  ----------

                                                    (387,897)
                                                  ----------

  NET INCOME (LOSS)                               $1,443,371
                                                  ==========